Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-103710) and related Prospectus of Sunoco Logistics Partners L.P. pertaining to an aggregate $500,000,000 of equity securities of Sunoco Logistics Partners L.P. (as issuer of common units representing limited partnership interests) and debt of Sunoco Logistics Partners Operations L.P. (as issuer of debt securities) and in the Registration Statement (Form S-8 No. 333-96897) pertaining to the Sunoco Partners LLC Long-Term Incentive Plan of Sunoco Logistics Partners L.P. of our reports dated March 2, 2005, with respect to the financial statements of Sunoco Logistics Partners L.P., Sunoco Logistics Partners L.P. management’s assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of Sunoco Logistics Partners L.P. and the parent-company-only balance sheet of Sunoco Partners LLC included in Sunoco Logistics Partners L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ ERNST & YOUNG LLP
Ernst & Young LLP

Philadelphia, Pennsylvania
March 2, 2005